FIRST AMENDMENT TO MASTER CREDIT FACILITY AGREEMENT


               THIS FIRST AMENDMENT TO MASTER CREDIT FACILITY AGREEMENT (the
          "First Amendment") is made as of the      day of March, 1996, by
          and among (I) BRI OP LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), (ii) BERKSHIRE REALTY COMPANY, INC., a Delaware corporation (the "REIT"), (iii) BRI RIVER OAKS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Existing Subsidiary Guarantor"), BRI TEXAS APARTMENTS LIMITED PARTNERSHIP and BRI HIDDEN OAKS PARTNERSHIP (collectively, with the Existing Subsidiary Guarantor, the Subsidiary Guarantors"), (iv) WASHINGTON MORTGAGE FINANCIAL GROUP, LTD., a Delaware corporation (the "Lender") and (v) FEDERAL NATIONAL MORTGAGE ASSOCIATION, a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. 1716 et seq. ("Fannie Mae").


                                        RECITALS

                    A. The Borrower, the REIT, the Existing Subsidiary Guarantor and the Lender are parties to that certain Master Credit Facility Agreement, dated as of November 17, 1995 (as amended from time to time, the "Master Agreement").

               B. All of the Lender's right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Master Credit Facility Agreement and Other Loan Documents, dated as of November 17, 1995 (the "Assignment").
          Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated the Lender as the servicer of the Advances contemplated by the Master Agreement, and the Lender acts as Fannie Mae's agent with respect to the making of certain decisions under the Master Agreement.

               C. The parties are executing this First Amendment pursuant to the Master Agreement to reflect a conversion of all or a portion of a Revolving Facility Credit Commitment to the Base Facility Credit Commitment.

               NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this First Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

               1. Conversion. The Revolving Facility Credit Commitment shall be reduced by, and the Base Facility Credit Commitment shall be increased by, $13,345,000, and the definitions of
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          "Revolving Facility Credit Commitment" and "Base Facility Credit
          Commitment" are hereby replaced in their entirety by the following new definitions:

               "Base Facility Credit Commitment" means an amount equal to $63,345,000, or such greater amount, not to exceed the Maximum Credit Commitment, as the Borrower may elect in accordance with, and subject to, the provisions of Article V, Article VIII or
          Section 9.06.

               "Revolving Facility Credit Commitment" means an amount equal to $36,655,000, or such lesser amount as the Borrower may elect in accordance with, and subject to the provisions of, Article IX, or such greater amount, not to exceed $68,655,000, as the Borrower may elect in accordance with, and subject to, the provisions of Article VIII.

               2. Maturity Date of Base Facility Advances. Section 2.02(a)(3) of the Master Agreement is hereby replaced in its entirety by the following new provision:

          (3) Maturity Date of Base Facility Advances. Regardless of the date on which a Base Facility Advance is made, the maturity date of each Base Facility Advance shall be a date selected by the Borrower in its Request for a Base Facility Advance, which date shall occur (I) with respect to any Base Facility Advance made on or before November 30, 1998, (a) on or after the date which completes 84 full months after the Closing Date for the Base Facility Advance, (b) on or before the Base Facility Termination Date and (c)on a date which completes a full month after the Closing Date for the Base Facility Advance, and (ii) with respect to any Base Facility Advance made after November 30, 1998, the Base Facility Termination Date. For these purposes, the year shall be deemed to consist of 12 30-day months. For example, the date which completes three full months after September 15 shall be December 15; the date which completes three full months after November 30 shall be February 28, etc.

               3. Capitalized Terms. All capitalized terms used in this First Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

               4. Full Force and Effect. Except as expressly modified by this First Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

               5. Counterparts. This First Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

               6. Subsidiary Guarantors. The Subsidiary Guarantors other than the Existing Subsidiary Guarantor are not original parties to the Master Agreement but are executing this Agreement to evidence their agreement to observe, and to be bound by, all of the provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   Borrower

                                   BRI OP LIMITED PARTNERSHIP

                                   By:  Berkshire Realty Company, Inc.,
                                        General Partner




                                   By:
                                   Name:     Marianne Pritchard
                                   Title:Senior Vice President/
                                        Chief Financial Officer


                                   REIT

                                   BERKSHIRE REALTY COMPANY,
          INC.



                                   By:
                                   Name:     Marianne Pritchard
                                   Title:Senior Vice President/
                                        Chief Financial Officer


          [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                         [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                   Existing Subsidiary Guarantor

                                   BRI RIVER OAKS LIMITED PARTNERSHIP

                                   By:  BRI River Oaks-II, Inc.,
                                             General Partner



                                   By:
                                   Name:     Marianne Pritchard
                                   Title:Vice President and Treasurer


                          [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                        [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                              Subsidiary Guarantors



          BRI HIDDEN OAKS PARTNERSHIP (formerly known as L & V Hidden Oaks Partnership), a Texas general partnership

          By:   BRI Texas Apartments Limited Partnership, a
               Delaware limited partnership, a General Partner

                         By:   BRI Texas Apartments-II, Inc.,
                              an
                              Alabama corporation, General
                              Partner



                         By:                 (Seal)
                         Name:          Marianne Pritchard
                         Title:    Vice President and
          Treasurer



          BRI TEXAS APARTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership

          By:   BRI Texas Apartments-II, Inc., an Alabama
               corporation, General Partner



                         By:                      (SEAL)
                         Name:          Marianne Pritchard
                         Title:    Vice President and
          Treasurer


                         Lender
                         WASHINGTON MORTGAGE FINANCIAL GROUP,
          LTD.


                         By:
                         Name:
                         Title:

                         Fannie Mae

                         FEDERAL NATIONAL MORTGAGE ASSOCIATION

                         By:
                         Name:
                         Title: